Exhibit 9

Appendix A

(Dated _____, 2025)

to

Amended and Restated Master Custodian Agreement, dated as of July 2, 2001

The Gabelli Asset Fund

Gabelli Capital Series Funds, Inc.

The Gabelli Capital Asset Fund

The Gabelli Convertible and Income Securities Fund Inc.

The Gabelli Dividend Growth Fund

The Gabelli Dividend & Income Trust

Gabelli Preferred & Income Trust

The Gabelli Equity Series Funds, Inc.

The Gabelli Equity Income Fund

The Gabelli Small Cap Growth Fund

The Gabelli Focus Five Fund

Gabelli Global Financial Services Fund

The 787 Fund, Inc.

Gabelli Enterprise Mergers and Acquisitions Fund

The GAMCO Global Series Funds Inc.

The Gabelli Global Rising Income and Dividend Fund

The GAMCO Global Growth Fund

The Gabelli International Small Cap Fund

The Gabelli Global Content & Connectivity Fund

Gabelli Global Mini Mites Fund

The Gabelli Multimedia Trust Inc.

The Gabelli Global Small and Mid Cap Value Trust

The Gabelli Global Utility & Income Trust

GAMCO Gold Fund, Inc.

The GAMCO Growth Fund

GAMCO International Growth Fund, Inc.

Gabelli Investor Funds, Inc.

The Gabelli ABC Fund

The GAMCO Mathers Fund

Gabelli Money Market Funds

The Gabelli U.S. Treasury Money Market Fund

The Gabelli Utilities Fund

Bancroft Fund Ltd.

Ellsworth Growth and Income Fund Ltd.

For the Above Fund Parties		State Street Bank and Trust Company

By:		By:
Name:		Name:
Title:		Title:

Date:	______, 2025